Exhibit (a)(2)


                       BIGGEST LITTLE INVESTMENTS, L.P.
                             LETTER OF TRANSMITTAL
                             ---------------------

         THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON MARCH 20, 2009 (THE ?EXPIRATION DATE?) UNLESS EXTENDED.









(Please indicate changes or corrections to the name, address and Tax Identification Number printed above.)

=============================================================================

     To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Purchaser (as defined below) on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth below does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Limited Partner. Please use the pre-addressed, postage paid envelope provided.

     This Letter of Transmittal is to be completed by limited partners (the ?Limited Partners?) of Biggest Little Investments, L.P. (the ?Partnership?) pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase (the ?Offer to Purchase?) made by Ben Farahi (the ?Purchaser?).

             PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

                       --------------------------------

IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR UNITS IN THE PARTNERSHIP, PLEASE SEND IT TO THE DEPOSITARY WITH THIS LETTER OF TRANSMITTAL

                       --------------------------------

FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THIS LETTER OF TRANSMITTAL, PLEASE CONTACT MY INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT (800) 322-2885



TO: BEN FARAHI

     The undersigned hereby tenders the number of its units of limited partnership interest in the Partnership as set forth herein (the ?Units?) to Ben Farahi (the ?Purchaser?) for $110.00 cash per Unit, less any distributions made by the Partnership prior to the date of payment, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (the ?Letter of Transmittal?, which, together with the Offer to Purchase, the Extension of Offer to Purchase and any supplements, modifications or amendments thereto, constitute the ?Offer?).

     The undersigned recognizes that, under the circumstances described in the Offer to Purchase, the Purchaser will accept Units for payment on a pro rata basis (with adjustments to avoid purchases of certain fractional Units) based upon the number of Units tendered prior to or on the Expiration Date and not withdrawn.

     Subject to and effective upon acceptance for payment of any Units tendered hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to such Units purchased and requests, authorizes and directs the general partner of the Partnership (the ?General Partner?) to substitute the Purchaser as a limited partner of the Partnership in place of the undersigned with respect to such Units. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the Limited Partner?s proxy and true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such Units and transfer ownership thereof on the Partnership books maintained by the General Partner, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and upon payment of the purchase price payable by the Purchaser in accordance with the terms of the Offer to Purchase in respect of such Units (the ?Purchase Price?), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, including, without limitation, all voting rights and the right to receive distributions from the Partnership, all in accordance with the Offer. Subject to and effective upon the purchase of any Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted as a ?substitute Limited Partner? under the terms of the Limited Partnership Agreement of the Partnership. Upon the purchase of such Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect thereto will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

     The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Units tendered hereby, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer or purchase of the Units tendered hereby.

     The undersigned understands that a valid tender of Units to the Purchaser will constitute a binding agreement upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not accept for payment any Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be of no force or effect. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, administrators, executors, successors, assigns and trustees in bankruptcy and other legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

     The undersigned further represents and warrants that, to the extent a certificate evidencing the Units tendered hereby (the ?original certificate?) is not delivered by the undersigned together with this Letter of Transmittal:
(i) the undersigned has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units; (ii) the undersigned has caused a diligent search of its records to be taken and has been unable to locate the original certificate; (iii) if the undersigned shall find or recover the original certificate evidencing the Units, it will immediately and without consideration surrender it to the Purchaser; and (iv) the undersigned shall at all times indemnify, defend and save harmless the Purchaser and the Partnership (which shall be a third party beneficiary), their successors and their assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course or a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

     FOR INFORMATION AND ASSISTANCE WITH THE OFFER, PLEASE CALL MY INFORMATION AGENT, MACKENZIE PARTNERS, INC.: (800) 322-2885. For Units to be validly tendered, Limited Partners should complete and sign this Letter of Transmittal and return it in the self addressed, postage-paid envelope enclosed, or by Hand or Overnight Delivery to American Stock Transfer & Trust Company at the address set forth on the back cover of this Letter of Transmittal or by Facsimile to (718) 234-5001. If using facsimile transmission, please deliver the original certificate by Overnight Delivery.

 BEFORE SIGNING AND RETURNING THIS LETTER OF TRANSMITTAL, PLEASE REFER TO THE
                           ACCOMPANYING INSTRUCTIONS.

------------------------------------------------------------------------------

                          SIGNATURE BOX (ALL OWNERS)
                  (SEE INSTRUCTIONS 1, 3 AND 4 AS NECESSARY)

     Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each owner must sign. (See Instruction 1.)

     If the undersigned is tendering less than all Units held, the number of Units tendered is set forth below. Otherwise, all Units held by the undersigned are tendered hereby. The signatory hereby certifies under penalties of perjury the statements in Box B and, if applicable, Box C.


                                 X--------------------------------------------
                                 (Signature)


                                 X--------------------------------------------
                                 (Signature)

     Tax I.D. Number X-------------------------------------


     -------------------------------------------------------------------------
     Name and Capacity (if other than individuals)


     -------------------------------------------------------------------------
     (Title)


Address
       ---------------------------------------------------------------
       (city)                          (state)                 (zip)


Area Code and Telephone No. (    )                  (Day)
                             ---- ---------
                            (    )                  (Evening)
                             ---- ---------

        Units Being Tendered
-------


                                     BOX A
                  Medallion Signature Guarantee (If Required)
                             (See Instruction 1)

You do not need to have your signature guaranteed unless you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or a representative capacity.

Name and Address of Eligible Institution

-------------------------------------------

Authorized Signature
                     -------------------------------------
Title
      -------------------------------

Name                                   Date
    ---------------------------------       -----------------------


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                                     BOX B
                         FIRPTA AFFIDAVIT - INDIVIDUAL
                          (See Instruction 3 - Box B)

     Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property
interest, I,                      , hereby certify the following:
            ----------------------

     1. I am not a nonresident alien for purposes of U.S. income taxation.

     2. My U.S. taxpayer identifying number (Social Security number) is
__________________.

     3. My home address is _________________________________________________.

     I understand that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

________________________________________
[Signature]

Printed Name: ____________________________
Date: ___________________________________
------------------------------------------------------------------------------

                                     BOX C
                          FIRPTA AFFIDAVIT - ENTITY
                          (See instruction 3 - Box C)

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _______________________, a _____________________ (?Seller?), the undersigned hereby certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     2. Seller is not a disregarded entity as defined in Income Tax Regulations ?1.1445 2(b)(2)(iii).

     3. Seller?s U.S. employer identification number is ______________________

     4. Seller?s office address is ___________________________________________

     Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.
__________________________________________
[Signature]

Printed Name: _________________________________
Date: ________________________________________
Title(s): ______________________________________

------------------------------------------------------------------------------

                       The Depositary for the offer is:

                   AMERICAN STOCK TRANSFER & TRUST COMPANY

   By Mail:                                  By Overnight Courier or Hand:

   American Stock Transfer & Trust           American Stock Transfer & Trust
   Company                                   Company
   59 Maiden Lane                            6201 15th Avenue
   New York, New York 10038                  Brooklyn, New York 11219
   Attn:  Reorg. Department ? BLI            Attn:  Reorg. Department - BLI

   By Facsimile:
   (718) 234-5001 (if using facsimile transmission, please deliver the original certificate by overnight delivery).

     Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers listed below. Additional copies of this Offer to Purchase and the Letter of Transmittal may be obtained from the Information Agent.

                    The Information Agent for the Offer is:

                           MacKenzie Partners, Inc.
                              105 Madison Avenue
                           New York, New York 10016
                       tenderoffer@mackenziepartners.com


                                 800-322-2885
                                 212-929-5500

                                  INSTRUCTIONS
             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. SIGNATURE AND DELIVERY REQUIREMENTS

     Individual and Joint Owners - Signature Requirements. After carefully reading and completing the Letter of Transmittal, in order to tender your Units, Limited Partner(s) must sign at the ?X? in the Signature Box. The signature(s) must correspond exactly with the name printed (or corrected) on the front of the Letter of Transmittal without any change whatsoever.
     Note: For Units held in a custodial account, the beneficial owner should sign in the Signature Box. If the Units are registered in the names of two or more joint holders, all such holders must sign the Letter of Transmittal. No signature guarantee on the Letter of Transmittal is required if the Letter of Transmittal is signed by the unitholder (or beneficial owner in the case of an IRA).

     Trustees, Corporation and Fiduciaries - Signature Requirements.
     Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partner of a partnership or other persons acting in a fiduciary or representative capacity must sign at the ?X? in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in the Letter of Transmittal. Signatories should indicate their title when signing and must submit proper evidence satisfactory to the Purchaser of their authority to act.

     Delivery Requirements. For Units to be validly assigned, a properly completed and duly executed copy of the Letter of Transmittal, together with any required signature guarantees in Box A, and any other documents required by the Letter of Transmittal (including the original certificate, to the extent in your possession), must be received by the Purchaser prior to or on the Expiration Date

     To ensure receipt of the Letter of Transmittal, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal is to be delivered by U.S. Mail, you use certified or registered mail, return receipt requested. Facsimiles will be accepted subject to the receipt by the Purchaser of original documentation. All Letters of Transmittal should be addressed as follows:

     By Mail or Overnight Courier:     American Stock Transfer & Trust Company
                                       at one of the addresses set forth on
                                       the back cover of the Letter of
                                       Transmittal

     By Facsimile:                     (718) 234-5001 (if using facsimile
                                       transmission, please deliver the
                                       original certificate by overnight
                                       delivery).

     Documentation

     Deceased Owner -                  Original Death Certificate.  If other
                                       than a Joint Tenant,   see   also
                                       Executor / Administrator / Guardian
                                       below.

     Deceased Owner (other) -          See Executor/Administrator/Guardian (a)
                                       below.

     Executor/Administrator/Guardian - (a) Send copy of Court Appointment
                                       Documents; (b) letter of testamentary
                                       notarized within 60 days of receipt;
                                       (c) affidavit of domicile notarized;
                                       and (d) a copy of applicable provisions
                                       of Will (Title Page, Executor powers
                                       asset distributions); or (e) Estate
                                       distribution documents.

     Attorney-in-fact -                Power of Attorney.

     Corporate/Partnerships -          Resolution(s) of Board of Directors or
                                       other evidence of authority to so act.

     Trust/Pension Plans -             Cover pages of the trust or plan, along
                                       with the trustee(s) section and/or
                                       amendments or resolutions of the above
                                       to prove authority to so act.

2. TRANSFER TAXES. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

3. U.S. PERSONS. A Limited Partner who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, ?United States persons?) as those terms are defined in the Internal Revenue Code and Income Tax Regulations, must complete the attached Form W-9 to avoid the imposition of 28% backup withholding tax on the payment of the Purchase Price. The Limited Partner must provide to the Purchaser the Limited Partner?s correct Taxpayer Identification Number (?TIN?) and certify, under penalties of perjury, that the Limited Partner is not subject to backup withholding. The TIN that must be provided on the Form W-9 is that of the registered Limited Partner as printed (or corrected) on the front of the Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (?IRS?), in addition to the Limited Partner being subject to backup withholding. Certain Limited Partners (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. NOTE: The correct TIN for an IRA account is that of the Custodian (not the individual Social Security number of the beneficial owner).

     In addition, in order for a United States person to avoid 10% federal income tax withholding that is imposed on the amount realized by a foreign person on the disposition of Units, the United States person must complete one of the following (as applicable):

     Box B ? FIRPTA AFFIDAVIT - INDIVIDUALS. If the United States person is an individual, the United States person must complete the FIRPTA AFFIDAVIT ? INDIVIDUAL set forth in Box B to avoid the 10% federal income tax withholding.

     Box C ? FIRPTA AFFIDAVIT ? ENTITY. If the United States person is an entity, the United States person must complete the FIRPTA AFFIDAVIT ? ENTITY set forth in Box C to avoid the 10% federal income tax withholding. For purposes of this affidavit, the owner of a disregarded entity (which has legal title to Units) will be the person required to complete the affidavit and not the disregarded entity. If the owner of the disregarded entity is an individual, the individual must complete the affidavit set forth in Box B and not Box C.

4. FOREIGN PERSONS. In order for a Limited Partner who or which is a foreign person (i.e., not a United States person as defined in 3 above) to qualify as exempt from 28% backup withholding tax, as described in 3 above, the foreign Limited Partner must complete and certify, under penalties of perjury, the attached Form W-8BEN attesting to the foreign person?s status. Unless Form W-8BEN is completed properly, the foreign person will be subject to 28% backup withholding tax.

     In addition, a foreign Limited Partner will be subject to 10% federal income tax withholding on the amount realized by the foreign person, as described in 3 above. The amount realized with respect to a Unit generally is equal to the amount paid for the Unit plus the share of the Partnership?s liabilities allocable to the Unit. The Purchaser will apply the amount of any federal income tax withholding against the Purchaser Price for the foreign Limited Partner?s Units that are purchased by the Purchaser pursuant to this Offer to Purchase.

5. ADDITIONAL COPIES OF OFFER TO PURCHASE AND LETTER OF TRANSMITTAL. Request for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be obtained from our Information Agent, MacKenzie Partners, Inc. by calling (800) 322-2885.